Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

March 13, 2013

BARCLAYS

BARX | INVESTOR SOLUTIONS

USA (en)


ETN+
Tailored Exchange Traded Solutions

Equities

- ETN+ S&P VEQTOR™
- ETN+ Shiller CAPE™
- ETN+ Select MLP

Leveraged

- ETN+ Long B S&P 500
- ETN+ Long C S&P 500
- ETN+ Short B S&P 500

Educational

- Product Primers
- Latest News

Internal Apps

- BARX IS : Trading
- BARX IS : Console
- Price Upload

ETN+ Select MLP Exchange Traded Note


Linked to the Atlantic Trust Select MLP Index
Designed to provide exposure to a selected basket of partnerships and companies in the US and Canadian MLP space


ETN+ Exchange Traded Notes


ETN+ Select MLP Exchange Traded Note


Barclays ETN+ S&P VEQTOR™ ETN

Latest News



Barclays Bank PLC to Automatically Redeem the Barclays ETN+ Short C Leveraged ETN

Barclays Bank PLC announced today the automatic redemption of its Short C Leveraged Exchange Traded Notes linked to the Inverse Performance of the S&P 500® Total Return Index.

Read More

Popular Resources

- Shiller Barclays CAPE™ US Core Sector Index Overview
- ETN+ Shiller CAPE™ ETN Factsheet
- ETN+ S&P VEQTOR™ ETN Overview
- ETN+ S&P VEQTOR™ ETN Factsheet
- ETN+ Long Notes Brochure
- ETN+ FAQ

Selected Risk Considerations

An investment in the ETNs described herein (the "ETNs") involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 ETNs (depending on the series) at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Market Data

ETN+ S&P VEQTOR™ ETN

1Y 6M 1M 1D


135
130
Jul '12
Jan '13

ETNs

Item	Price	Change
ETN+ S&P VEQTOR™ ETN	133.84	+0.01%
Barclays ETN+ Shiller CAPE ETN	55.39	
Barclays ETN+ Select MLP ETN	25.00	
ETN+ Long B linked to the S&P 500 Total Return Index	122.21	-0.44%
ETN+ Long C linked to the S&P 500 Total Return Index	197.23	-0.36%
ETN+ Short B linked to the S&P 500 Total Return Index	47.94	+0.74%

Indices

Underlying	Price	Change
S&P 500	1,552.48	0.00%
S&P 500 VEQTOR	254,779.09	0.00%
Barclays Shiller CAPE Index	322.91	0.00%

ETN+ Contacts

Email etndesk@barclays.com

Hotline +1 212 528 7990

Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. In case where the ETNs provide exposure to MLPs, tax treatment of the ETNs may be less favourable than a direct investment in MLPs. You should consult your own tax advisor about your tax situation. Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.etnplus.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering. The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs. “Standard & Poor’s®”, “S&P®”, “S&P 500®”, “500”, “S&P 500 VIX Short-Term FuturesTM”, “S&P 500® Total Return IndexTM”, “S&P 500® Excess Return IndexTM” and “S&P 500® Dynamic VEQTORTM” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the ETNs. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated and has been licensed for use by the index sponsor. “Shiller Barclays CAPETM US Core Sector Index” is a trademark of Barclays Bank PLC “CAPETM” is a trademark of RSBB-I, LLC (“RSBB”) and has been licensed for certain purposes by Barclays Bank PLC. Standard & Poor’s®, S&P 500®, S&P® and S&P 500® Total Return are registered trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. The Shiller Barclays CAPETM US Core Sector Index (the “Index”) which is based on the S&P 500® and the Sector Indices is not sponsored or endorsed by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”), but is published with their consent. The ETNs based on the Index are not sponsored or endorsed by S&P Dow Jones Indices or any of their respective affiliates and S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance. The Shiller Barclays CAPETM US Core Sector Index has been developed in part by RSBB-I, LLC, the research principal of which is Robert J. Shiller. RSBB-I, LLC is not an investment advisor and does not guarantee the accuracy and completeness of the Shiller Barclays CAPE US Index Family or any data or methodology either included therein or upon which it is based. RSBB-I, LLC shall have no liability for any errors, omissions or interruptions therein and makes no warranties expressed or implied, as to the performance or results experienced by any party from the use of any information included therein or upon which it is based, and expressly disclaims all warranties of the merchantability or fitness for a particular purpose with respect thereto, and shall not be liable for any claims or losses of any nature in connection with the use of such information, including but not limited to, lost profits or punitive or consequential damages even, if RSBB-I, LLC is advised of the possibility of same. Atlantic Trust Select MLP Index is a trademark of Barclays Bank PLC. © 2013 Barclays Bank PLC. All rights reserved. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. NOT FDIC INSURED - NO BANK GUARANTEE - MAY LOSE VALUE © Barclays Bank PLC 2013

BARCLAYS

BARX | INVESTOR SOLUTIONS

USA (en)


ETN+
Tailored Exchange Traded Solutions

- **Equities**
  - ETN+ S&P VEQTOR™
  - ETN+ Shiller CAPE™
  - ETN+ Select MLP
- **Leveraged**
  - ETN+ Long B S&P 500
  - ETN+ Long C S&P 500
  - ETN+ Short B S&P 500
- **Educational**
  - Product Primers
  - Latest News
- **Internal Apps**
  - BARX IS : Trading
  - BARX IS : Console
  - Price Upload

ETN+ Select MLP Exchange Traded Note


The index may consist of both limited partnership and general partner interests of MLPs
Eligibility criteria include long-term credit rating, the portion of cash flow driven by mid-stream operations, and size


ETN+ Select MLP Exchange Traded Note
Barclays ETN+ S&P VEQTOR™ ETN
BARCLAYS ETN+ SHILLER CAPE™ ETN

Latest News



Barclays Bank PLC to Automatically Redeem the Barclays ETN+ Short C Leveraged ETN

Barclays Bank PLC announced today the automatic redemption of its Short C Leveraged Exchange Traded Notes linked to the Inverse Performance of the S&P 500® Total Return Index.

Read More

Popular Resources

- Shiller Barclays CAPE™ US Core Sector Index Overview
- ETN+ Shiller CAPE™ ETN Factsheet
- ETN+ S&P VEQTOR™ ETN Overview
- ETN+ S&P VEQTOR™ ETN Factsheet
- ETN+ Long Notes Brochure
- ETN+ FAQ

Selected Risk Considerations

An investment in the ETNs described herein (the "ETNs") involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 ETNs (depending on the series) at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Market Data

ETN+ S&P VEQTOR™ ETN

1Y | 6M | 1M | 1D


135
130
Jul '12
Jan '13

ETNs

Item	Price	Change
ETN+ S&P VEQTOR™ ETN	133.84	+0.01%
Barclays ETN+ Shiller CAPE ETN	55.39	
Barclays ETN+ Select MLP ETN	25.00	
ETN+ Long B linked to the S&P 500 Total Return Index	122.21	-0.44%
ETN+ Long C linked to the S&P 500 Total Return Index	197.23	-0.36%
ETN+ Short B linked to the S&P 500 Total Return Index	47.94	+0.74%

Indices

Underlying	Price	Change
S&P 500	1,552.48	0.00%
S&P 500 VEQTOR	254,779.09	0.00%
Barclays Shiller CAPE Index	322.91	0.00%

ETN+ Contacts

Email etndesk@barclays.com

Hotline +1 212 528 7990

Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. In case where the ETNs provide exposure to MLPs, tax treatment of the ETNs may be less favourable than a direct investment in MLPs. You should consult your own tax advisor about your tax situation. Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.etnplus.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering. The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs. “Standard & Poor’s®”, “S&P®”, “S&P 500®”, “500”, “S&P 500 VIX Short-Term FuturesTM”, “S&P 500® Total Return IndexTM”, “S&P 500® Excess Return IndexTM” and “S&P 500® Dynamic VEQTORTM” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the ETNs. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated and has been licensed for use by the index sponsor. “Shiller Barclays CAPE™ US Core Sector Index” is a trademark of Barclays Bank PLC “CAPE™” is a trademark of RSBB-I, LLC (“RSBB”) and has been licensed for certain purposes by Barclays Bank PLC. Standard & Poor’s®, S&P 500®, S&P® and S&P 500® Total Return are registered trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. The Shiller Barclays CAPETM US Core Sector Index (the “Index”) which is based on the S&P 500® and the Sector Indices is not sponsored or endorsed by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”), but is published with their consent. The ETNs based on the Index are not sponsored or endorsed by S&P Dow Jones Indices or any of their respective affiliates and S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance. The Shiller Barclays CAPETM US Core Sector Index has been developed in part by RSBB-I, LLC, the research principal of which is Robert J. Shiller. RSBB-I, LLC is not an investment advisor and does not guarantee the accuracy and completeness of the Shiller Barclays CAPE US Index Family or any data or methodology either included therein or upon which it is based. RSBB-I, LLC shall have no liability for any errors, omissions or interruptions therein and makes no warranties expressed or implied, as to the performance or results experienced by any party from the use of any information included therein or upon which it is based, and expressly disclaims all warranties of the merchantability or fitness for a particular purpose with respect thereto, and shall not be liable for any claims or losses of any nature in connection with the use of such information, including but not limited to, lost profits or punitive or consequential damages even, if RSBB-I, LLC is advised of the possibility of same. Atlantic Trust Select MLP Index is a trademark of Barclays Bank PLC. © 2013 Barclays Bank PLC. All rights reserved. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. NOT FDIC INSURED - NO BANK GUARANTEE - MAY LOSE VALUE

BARCLAYS

BARX | INVESTOR SOLUTIONS

USA (en)


ETN+
Tailored Exchange Traded Solutions

Equities
- ETN+ S&P VEQTOR™
- ETN+ Shiller CAPE™
- ETN+ Select MLP

Leveraged
- ETN+ Long B S&P 500
- ETN+ Long C S&P 500
- ETN+ Short B S&P 500

Educational
- Product Primers
- Latest News

Internal Apps
- BARX IS : Trading
- BARX IS : Console
- Price Upload

Barclays ETN+ Select MLP ETN

Overview | Chart

Description:

Fee Rate: 0.95% p.a.

The Daily Fee Value on any calendar day is equal to the product of (1) the closing VWAP level on such calendar day divided by the VWAP factor and (2) the Yearly ETN Fee divided by 365. Because the daily fee value is calculated and subtracted from the closing indicative value on a daily basis, the net effect of the fee accumulates over time and is subtracted at the rate of 0.95% per year.

Profile

Asset Class	Equities
Denomination	$25.00
Ticker	ATMP

Documentation

- Overview
- Prospectus

Product Data

as of 12 Mar 2013

Closing Indicative Note Value[1]	25.00
Notes Outstanding	1,068,489
Market Capitalization[2]	USD26,712,225

Market Data

Daily High	Yearly High	All Time High
25.00	25.00	25.00
Daily Low	**Yearly Low**	**All Time Low**
25.00	25.00	25.00

Indicative Value History

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

[1] The "Closing Indicative Note Value" is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official redemption value to the redeeming holder in advance of any redemption.

[2] Market Capitalization = Closing Indicative Note Value x Notes Outstanding

Selected Risk Considerations

An investment in the ETNs described herein (the "ETNs") involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Dynamic Allocation Risk: For ETNs linked to the S&P 500 Dynamic VEQTOR Index, the value of such index will depend upon the success of the Index in dynamically allocating between the equity and volatility components. The allocation of such index to the equity and volatility components is based on realized volatility and implied volatility measurements that may not effectively predict trends in future volatility, and is made in accordance with pre-defined weightings that may not be optimal.

Dynamic Allocation and Strategy Risk: The value of the Shiller Barclays CAPE™ US Core Sector Index will depend upon the success of such index in dynamically allocating among the Sector Indices. The allocation among the Sector Indices is based upon a proprietary index methodology sponsored by Barclays Bank PLC that may not provide outperformance relative to any alternative allocation among the Sector Indices or a diversified portfolio generally, and is made in accordance with pre-defined weightings that may not be optimal.

Leverage Risk: In cases where an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease or increase, as the case may be in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. The Payment on the ATMP ETNs is Linked to the VWAP Level, Not to the Closing Level of the Index and Not to the Published Intraday Indicative Value of the ETNs: Your payment at maturity or upon early redemption is linked to the performance of the VWAP level, as compared to the initial VWAP level. Although the VWAP level is intended to track the performance of the Index, the calculation of the VWAP level is different from the calculation of the official closing level of the Index. Therefore, the payment at maturity or early redemption of your ETNs, may be different from the payment you would receive if such payment were determined by reference to the official closing level of the Index. No Guaranteed Coupon Payments: In case where the ETNs are scheduled to pay a coupon, you are not guaranteed to receive coupon payments on the ETNs. You will receive a coupon payment on a coupon payment date only to the extent that the accrued dividend exceeds the accrued investor fee on the relevant coupon valuation date. The amount of the accrued dividend on any coupon valuation date depends in part on the aggregate cash value of distributions that a reference holder would have been entitled to receive in respect of the index constituents prior to the relevant coupon valuation date. Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. In case where the ETNs provide exposure to MLPs, tax treatment of the ETNs may be less favourable than a direct investment in MLPs. You should consult your own tax advisor about your tax situation. “Standard & Poor’s®”, “S&P®”, “S&P 500®”, “500”, “S&P 500 VIX Short-Term FuturesTM”, “S&P 500® Total Return IndexTM”, “S&P 500® Excess Return IndexTM” and “S&P 500®Dynamic VEQTORTM” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the ETNs. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated and has been licensed for use by the index sponsor. “Shiller Barclays CAPETM US Core Sector Index” is a trademark of Barclays Bank PLC “CAPETM” is a trademark of RSBB-I, LLC (“RSBB”) and has been licensed for certain purposes by Barclays Bank PLC. Standard & Poor’s®, S&P 500®, S&P® and S&P 500® Total Return are registered trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. The Shiller Barclays CAPETM US Core Sector Index (the “Index”) which is based on the S&P 500® and the Sector Indices is not sponsored or endorsed by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”), but is published with their consent. The ETNs based on the Index are not sponsored or endorsed by S&P Dow Jones Indices or any of their respective affiliates and S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance. The Shiller Barclays CAPETM US Core Sector Index has been developed in part by RSBB-I, LLC, the research principal of which is Robert J. Shiller. RSBB-I, LLC is not an investment advisor and does not guarantee the accuracy and completeness of the Shiller Barclays CAPE US Index Family or any data or methodology either included therein or upon which it is based. RSBB-I, LLC shall have no liability for any errors, omissions or interruptions therein and makes no warranties expressed or implied, as to the performance or results experienced by any party from the use of any information included therein or upon which it is based, and expressly disclaims all warranties of the merchantability or fitness for a particular purpose with respect thereto, and shall not be liable for any claims or losses of any nature in connection with the use of such information, including but not limited to, lost profits or punitive or consequential damages even, if RSBB-I, LLC is advised of the possibility of same. Atlantic Trust Select MLP Index is a trademark of Barclays Bank PLC. ® 2013 Barclays Bank PLC. All rights reserved. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. ® Barclays Bank PLC 2013

BARCLAYS BARX INVESTOR SOLUTIONS USA (en) Equities ETN+ S&P VEQTORTM ETN+ Shiller CAPETM ETN+ Select MLP Leveraged ETN+ Long B S&P 500 ETN+ Long C S&P 500 ETN+ Short B S&P 500 Educational Product Primers Latest News Internal Apps BARX IS : Trading BARX IS : Console Price Upload ETN+ Talored Exchange Traded Solutions Barclays ETN+ Select MLP ETN Overview Chart Description: Fee Rate: 0.95% p.a. The Daily Fee Value on any calendar day is equal to the product of (1) the closing VWAP level on such calendar day divided by the VWAP factor and (2) the Yearly ETN Fee divided by 365. Because the daily fee value is calculated and subtracted from the closing indicative value on a daily basis, the net effect of the fee accumulates over time and is subtracted at the rate of 0.95% per year. Profile Product Data as of 12 Mar 2013 Asset Class Equities Closing Indicative Note Value1 25.00 Denomination $25.00 Ticker ATMP Notes Outstanding 1,068,489 Market Capitalization2 USD26,712,225 Documentation Overview Market Data Prospectus Daily High Yearly High All Time High 25.00 25.00 25.00 Daily Low Yearly Low All Time Low 25.00 25.00 25.00 Indicative Value History PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS 1 The “Closing Indicative Note Value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official redemption value to the redeeming holder in advance of any redemption. 2 Market Capitalization = Closing Indicative Note Value x Notes Outstanding Selected Risk Considerations An investment in the ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs. Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus. Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index. Dynamic Allocation Risk: For ETNs linked to the S&P 500 Dynamic VEQTOR Index, the value of such index will depend upon the success of the Index in dynamically allocating between the equity and volatility components. The allocation of such index to the equity and volatility components is based on realized volatility and implied volatility measurements that may not effectively predict trends in future volatility, and is made in accordance with pre-defined weightings that may not be optimal. Dynamic Allocation and Strategy Risk: The value of the Shiller Barclays CAPETM US Core Sector Index will depend upon the success of such index in dynamically allocating among the Sector Indices. The allocation among the Sector Indices is based upon a proprietary index methodology sponsored by Barclays Bank PLC that may not provide outperformance relative to any alternative allocation among the Sector Indices or a diversified portfolio generally, and is made in accordance with pre-defined weightings that may not be optimal. Leverage Risk: In cases where an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease or increase, as the case may be in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component. A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. The Payment on the ATMP ETNs is Linked to the VWAP Level, Not to the Closing Level of the Index and Not to the Published Intraday Indicative Value of the ETNs: Your payment at maturity or upon early redemption is linked to the performance of the VWAP level, as compared to the initial VWAP level. Although the VWAP level is intended to track the performance of the Index, the calculation of the VWAP level is different from the calculation of the official closing level of the Index. Therefore, the payment at maturity or early redemption of your ETNs, may be different from the payment you would receive if such payment were determined by reference to the official closing level of the Index. No Guaranteed Coupon Payments: In case where the ETNs are scheduled to pay a coupon, you are not guaranteed to receive coupon payments on the ETNs. You will receive a coupon payment on a coupon payment date only to the extent that the accrued dividend exceeds the accrued investor fee on the relevant coupon valuation date. The amount of the accrued dividend on any coupon valuation date depends in part on the aggregate cash value of distributions that a reference holder would have been entitled to receive in respect of the index constituents prior to the relevant coupon valuation date. Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. In case where the ETNs provide exposure to MLPs, tax treatment of the ETNs may be less favourable than a direct investment in MLPs. You should consult your own tax advisor about your tax situation. “Standard & Poor’s®”, “S&P®”, “S&P 500®”, “500”, “S&P 500 VIX Short-Term FuturesTM”, “S&P 500® Total Return IndexTM”, “S&P 500® Excess Return IndexTM” and “S&P 500® Dynamic VEQTORTM” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the ETNs. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated and has been licensed for use by the index sponsor. “Shiller Barclays CAPETM US Core Sector Index” is a trademark of Barclays Bank PLC “CAPETM” is a trademark of RSBB-I, LLC (“RSBB”) and has been licensed for certain purposes by Barclays Bank PLC. Standard & Poor’s®, S&P 500®, S&P® and S&P 500® Total Return are registered trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. The Shiller Barclays CAPETM US Core Sector Index (the “Index”) which is based on the S&P 500® and the Sector Indices is not sponsored or endorsed by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”), but is published with their consent. The ETNs based on the Index are not sponsored or endorsed by S&P Dow Jones Indices or any of their respective affiliates and S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance. The Shiller Barclays CAPETM US Core Sector Index has been developed in part by RSBB-I, LLC, the research principal of which is Robert J. Shiller. RSBB-I, LLC is not an investment advisor and does not guarantee the accuracy and completeness of the Shiller Barclays CAPE US Index Family or any data or methodology either included therein or upon which it is based. RSBB-I, LLC shall have no liability for any errors, omissions or interruptions therein and makes no warranties expressed or implied, as to the performance or results experienced by any party from the use of any information included therein or upon which it is based, and expressly disclaims all warranties of the merchantability or fitness for a particular purpose with respect thereto, and shall not be liable for any claims or losses of any nature in connection with the use of such information, including but not limited to, lost profits or punitive or consequential damages even, if RSBB-I, LLC is advised of the possibility of same. Atlantic Trust Select MLP Index is a trademark of Barclays Bank PLC. © 2013 Barclays Bank PLC. All rights reserved. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. © Barclays Bank PLC 2013